Exhibit 1

Limited Power of Attorney for Section 13 Reporting Obligations

The undersigned hereby constitutes and appoints Steven Fusco, Joseph Murphy and Linda Kuipers as the undersigned’s true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the undersigned reports on Schedule 13D and Schedule 13G relating to Sussex Bancorp in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such report on Schedule 13D or Schedule 13G and the timely filing of such reports with the Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that neither of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is assuming any of the undersigned’s responsibilities to comply with Section 13 of the Securities Exchange Act of 1934. This Power of Attorney may be revoked only by delivering a signed, original “Revocation of Power of Attorney” to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of March 2017.

By:	/s/ Anthony Labozzetta
Name:	Anthony Labozzetta